Contact:
Cameron Associates
Paul G. Henning
212 245 8800 ext. 221
phenning@cameronassoc.com

Tarpon Industries Announces Plans to Divest its SteelBank Subsidiary and Cut Losses

MARYSVILLE, MI----September 20, 2007-- Tarpon Industries, Inc. (AMEX:TPO), a manufacturer and distributor of engineered steel storage rack systems, and structural and mechanical steel tubing, today announced that its Steelbank subsidiary in Canada has filed a Notice of Intention to make a Proposal pursuant to the Bankruptcy & Insolvency Act. A. Farber & Partners Inc. is the Proposal Trustee and has also been appointed as Interim Receiver by the Ontario superior Court of Justice for the purpose of conducting a sale or liquidation of its Steelbank subsidiary. Steelbank, based in Mississauga, Ontario, produces mechanical and structural steel tubing. Steelbank has experienced declining sales and operating losses. For 2006 and the first 6 months of 2007, Steelbank had operating losses of approximately $5,590,000 as contrasted with EWCO/Spacerak, the Company's other operations, which had approximately $1,700,000 of operating profits for such period. The Company expects that a sale or liquidation of Steelbank can resolve a significant portion of Steelbank's debt and allow the Company to focus on its promising U.S. operations.

     "The sale or liquidation of Steelbank is a difficult but necessary action for our company, "said James W. Bradshaw, CEO of Tarpon "Sluggish Canadian sales and an unattractive exchange rate created growing losses in a challenging market environment and have been ongoing at Steelbank for some time. After much deliberation, we determined that we had to stem the losses and stop the funding of a subsidiary whose performance was not improving."

"This action will now allow us to focus our capital and human resources on continuing to implement our growth strategies at SpaceRak, Tarpon's engineered steel racking systems. Over the past year we have expanded our market penetration and greatly improved our manufacturing processes. We are pleased with the growth of national accounts like Target for whom we supplied rack products to 61 stores in July. With firmer financial foundation and focused company commitment, I believe our market share can increase, and we can take important steps in growing a thriving enterprise for our employees, our customers and our shareholders."

Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. The company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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